Exhibit 10.30

LEASE

THIS LEASE is made as of the 17th day of June, 1991, by and between

3000 OAKMEAD VILLAGE DRIVE, LTD.

(hereinafter called “Landlord”), and

GHz TECHNOLOGY, INC,

(hereinafter called “Tenant”).

Witnesseth:

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the real property commonly known as APN #216-48-025 and Suite Number 100 (hereinafter called “Premises”) outlined on the floor plan attached hereto and marked Exhibit “A”, and said Premises being agreed, for the purpose of this Lease, to have an area of approximately

Nine Thousand eight hundred fifty (9,850) Square Feet

of rentable square feet

of that certain building complex located at 3000 Oakmead Village Drive, Santa Clara, California (hereinafter called “Complex”), and all personal property listed on Exhibit Al attached hereto.

The parties hereto agree that said letting and hiring is upon and subject to the terms, covenants and conditions herein set forth and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.

1.             TERM. The term of this Lease shall be for ten (10) years commencing on the 1st day of June, 1991, and ending on the 30th day of May, 2001, unless the term of the Premises hereby demised shall be sooner terminated as hereinafter provided.

2.             POSSESSION.

(A)          Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises to Tenant on the date above specified for the commencement of the term of this Lease, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but the expiration date of the above term shall be extended by the same number of days that the Tenant’s possession of the Premises was detained by Landlord’s inability to deliver possession, and in such event Tenant shall not be liable for any rent until such time as Landlord tenders delivery of possession of the Premises to Tenant with Landlord’s work therein if any, substantially completed. Should Landlord tender possession of the Premises to Tenant prior to the date specified for commencement of the term hereof, and Tenant elects to accept such prior tender, such prior occupancy shall be subject to all of the terms, covenants and conditions of this Lease, including the payment of rent. Notwithstanding the above, if Landlord does not deliver possession by August 1, 1991 Tenant can elect to terminate this lease by giving written notice to Landlord within five (5) days after said date, in which case the lease shall be terminated. However, delays caused by acts of God, strikes, war, utilities, governmental bodies, weather, unavailable materials, and delays beyond the Landlord’s control shall be excluded in calculating such period.

(B)           The term of this Lease shall commence June 1, 1991.

3.             RENT.

(A) Base Rent. Tenant shall pay to Landlord as Base Rent for the Premises, in advance and subject to adjustments as provided herein, the sum of eight thousand three hundred seventy two 50/100

Dollars ($8,372.50) on or before the first day of each and every successive calendar month thereafter during the term hereof, commencing August 1, 1991.

(B)              Rental Adjustments. The Base Rent provided for in Paragraph 3(A) of this Lease shall be subject to adjustment at the commencement of the second year of the term and each and every year thereafter (“the adjustment dates”) as follows:

At the commencement of

Year 2 - $.90 per rentable square foot
Year 3 - $.95 “ “ “ “
Year 4 - $1.00 “ “ “ “
Year 6 - $1.05 “ “ “ “
Year 8 - $1.10 “ “ “ “
Year 10 - $1.15 “ “ “ “

or as adjusted in accordance with Paragraph 43. of this Lease.

(C)                Additional Rent. Beginning with the commencement of the term of this Lease, Tenant shall pay to Landlord in addition to the Base Rent and as Additional Rent the following:

(i) Taxes.

(a)           As Additional Rent and in accordance with Paragraph 3D of this Lease, Tenant shall pay to Landlord Tenant’s proportionate share of all Real Property Taxes, which prorata share shall be allocated to the leased Premises by square footage or other equitable basis. The term “Real Property Taxes”, as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership of the Complex) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Complex (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord’s interest therein; any improvements located within the Complex (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Complex; or parking areas, public utilities, or energy within the Complex; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Complex; excluding those which may be imposed due to preexisting conditions of the Complex, and (iii) all reasonable costs and fees (including attorneys’ fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If at any time during the term of this Lease the taxation or assessment of the Complex prevailing as of the commencement date of this Lease shall be altered so that in lieu of or in addition to any Real Property tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use o-r occupancy of the Complex or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Complex, on Landlord’s business of leasing the Complex, or computed in any manner with respect to the operation of the Complex, then any such tax or charge, however designated, shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Complex then only that part of such Real Property Tax that is fairly allocable to the Complex shall be included within the meaning of the term “Real Property Taxes.” Notwithstanding the foregoing, the term “Real Property Taxes” shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord’s income front all sources.

(b)           (i) Tenant shall be liable for and shall pay ten days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant. Tenant shall upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the propertion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord’s full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, and any amount so recovered shall belong to Tenant. (ii) If the Tenant improvements in the Premises, whether installed, and/or paid for by Landlord or Tenant and whether or not affixed 10 the real property so as to become a part thereof, arc assessed for real property tax purposes at a valuation higher than the valuation at which standard office improvements in other space in the Complex are assessed, then the real property taxes and assessments levied against Landlord or the Complex by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of 3(C)(i)(a) above. If the records of the County’ Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant improvements are assessed at a higher valuation than standard office improvements in other space in the Complex, such records shall be binding on both the Landlord and the Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

(c)           Tenant’s obligation to pay its share of real properly assessments as Additional Rent under this Subparagraph 3(c)(i) shall be calculated on the basis of the amount due if Landlord allows the assessments to go to bond, and the assessment is to be paid in installments, even if Landlord pays the assessment in full. ‘Property Taxes’ shall not include any taxes attributable to leasehold improvements made by or for any other tenants in the Complex.

(ii)           Property Insurance.  Landlord shall purchase and keep in force and as Additional Rent and in accordance with Paragraph 3D of this Lease, and Tenant shall pay to Landlord Tenant’s proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of the cost of a policy or policies of insurance covering loss or damage to the Premises and Complex in the amount of the full replacement value thereof, providing protection against those perils included within the classification of “all risks” insurance and flood and/or earthquake insurance, if available, at a reasonable cost as compared to other insurance policy premiums, plus a policy of rental income insurance in the amount of one hundred (100%) percent of twelve (12) months Basic Rent, plus sums paid as Additional Rent. If such insurance cost is increased due to Tenant’s use of the Premises or the Complex, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Complex.

Landlord and Tenant do each hereby respectively release the other, to the extent of insurance coverage of the releasing party, from any liability for loss or damage caused by fire or any of the extended coverage casualties included in the releasing party’s insurance policies, irrespective of the cause of such fire or casualty; provided, however, that if the insurance policy of either releasing party prohibits such waiver, then this waiver shall not take effect until consent to such waiver is obtained. If such waiver is so prohibited, the insured party affected shall promptly notify the other party thereof.

(iii) Expenses of Operation, Management and Maintenance of the Common Areas of the Complex. As Additional Rent, Tenant shall pay to Landlord Tenant’s proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of all expenses of operating, management, maintenance and repair of the Common Areas of the Complex including, but not limited to, license, permit, and inspection fees; security; utility charges associated with exterior landscaping and lighting (including water and sewer charges); all charges incurred in the maintenance of landscaped areas, lakes, parking lots, sidewalks, driveways; maintenance, repair and replacement of a1l fixtures and electrical, mechanical, and plumbing systems; structural elements and exterior surfaces of the buildings; salaries and employee benefits of personnel and payroll taxes to the extent that such employees are employed in the management or maintenance of the Common Areas of the Complex applicable thereto; supplies, materials, equipment and tools; the cost of capital expenditures which have the effect of reducing operating expenses, provided, however, that in the event Landlord makes such capital improvements, Landlord may amortize its investment in said improvements (together with interest at the rate of the Wells Fargo Bank Prime Rate plus two percent (2%) per annum on the unamortized balance) as an operating expense in accordance with standard accounting practices, provided, that such amortization is not at a rate greater than the anticipated savings in the operating expenses.

“Additional Rent” as used herein shall not include Landlord’s debt repayments; interest on charges; expenses directly or indirectly incurred by Landlord for the benefit of any other tenant; cost for the installation of partitioning or any other tenant improvements; cost of attracting tenants; depreciation; interest, or executive salaries.

As Additional Rent, Tenant shall pay its proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of the cost of operation (including common utilities), management, maintenance, and repair of the building (including common areas such as lobbies, restrooms, janitor’s closets, hallways, elevators, mechanical and telephone rooms, stairwells, entrances, spaces above the ceilings and janitorization of said common areas) in which the Premises are located. The maintenance items herein referred to include, but are not limited to, all windows, window frames, plate glass, glazing, truckdoors, main plumbing systems of the building (such as water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), main electrical systems (such as panels and conduits), heating and air conditioning systems (such as compressors, fans, air handlers, ducts, boilers, heaters), store fronts, roofs, downspouts, building common area interiors (such as wall coverings, window coverings, floor coverings and partitioning), ceilings, building exterior doors, skylights (if any), automatic fire extinguishing systems, and elevators; license, permit, and inspection fees; security; salaries and employee benefits of personnel and payroll taxes applicable thereto; supplies, materials, equipment and tools; the cost of capital expenditures which have the effect of reducing operating expenses, provided, however, that in the event, Landlord makes such capital improvements, Landlord may amortize its investment in said improvements (together with interest at the rate of fifteen (15%) percent per annum on the unamortized balance) as an operating expense in accordance with standard accounting practices, provided, that such amortization is not at a rate greater than the anticipated savings in the operating expenses. Tenant hereby waives all rights under, and benefits of, subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect.

(iv)          Utilities of the Complex in Which the Premises are Located. As Additional Rent, Tenant shall pay its proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of the cost of all utility charges such as water, gas, electricity, telephone, telex and other electronic communications service, sewer service, waste-pick-up and any other utilities, materials or services furnished directly to the building in which the Premises are located, including, without limitation, any temporary or permanent utility surcharge or other exactions whether or not hereinafter imposed. Tenant shall enter into an agreement with the other tenant(s) of the Complex which shall provide for the proration of the utilities of the Complex. Landlord shall have no obligation to determine or monitor the utilities consumed or to adjudicate any disputes which may arise.

Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of any interruption or failure of utility services to the Premises when such interruption or failure is caused by accident, breakage, repair, strikes, lockouts, or other labor disturbances or labor disputes of any nature, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Tenant agrees that at all time it will cooperate fully with Landlord and abide by all regulations and requirements that Landlord may prescribe for the proper functioning and protection of the building heating, ventilating and air conditioning systems. If Tenant shall require water, gas, or electric current in excess of that usually furnished or supplied to Premises, Tenant shall first obtain the written consent of Landlord, which consent shall Dot be unreasonably withheld and Landlord may cause an electric current, gas, or water meter to be installed in the Premises in order to measure the amount of ‘electric current, gas or water consumed for any such excess use. The cost of any such meter and of the installation, maintenance and repair thereof, all charges for such excess water, gas and electric current consumed (as shown by such meters and at the rates then charged by the furnishing public utility); and any additional expense incurred by Landlord in keeping account of electric current, gas, or water so consumed shall be paid by Tenant, and Tenant agrees to pay Landlord therefor promptly upon demand by Landlord.

The Additional Rent due hereunder shall be paid to Landlord (i) within five (5) days after presentation of invoice from Landlord setting forth such Additional Rent and/or (ii) at the option of Landlord, Tenant shall pay to Landlord monthly, in advance, Tenant’s pro rata share of an amount estimated by Landlord to be Landlord’s approximate average monthly expenditures for such Additional Rent items, which estimated amount shall be reconciled at the end of each calendar year as compared to Landlord’s actual expenditure for said Additional Rent items, with Tenant paying to Landlord, upon demand, any amount of actual expenses expended by Landlord in excess of said estimated amount, or Landlord refunding to Tenant (providing Tenant is not in default under this Leases) any amount of estimated payments made by Tenant in excess of Landlord’s actual expenditures for said

Additional Rent items.

The respective obligations of Landlord and Tenant under this paragraph shall survive the expiration or other termination of this Lease, and if the term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional] Rent incurred for the calendar year in which the term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be pro rated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365.

(D)             Time for Payment.  In the event that the term of this Lease commences on a date other than the first day of a calendar month, on the date of commencement of the term hereof Tenant shall pay to Landlord, as rent for the period from such date of commencement to the first day of the next succeeding calendar month, that proportion of the monthly rent hereof which the number of days beyond such date of commencement and the first day of the next succeeding calendar month bears to thirty (30). In the event that the term of this Lease, for any reason, ends on a date other than the last day of a calendar month, on the first day of the last calendar month of the tenn hereof, Tenant shall pay to Landlord, as rent for the period from said first day of the last calendar month to and including the last calendar day of the term hereof, that proportion of the monthly rent hereof which the number of days beyond said first day of said last calendar month and the last day of the term hereof bears to thirty (30).

(E)           Late Charge. Notwithstanding any other provision of this Lease, if Tenant is in default in the payment of rental as set forth in this Paragraph 3 when due, or any part thereof, Tenant agrees to pay Landlord, in addition to the delinquent rental due, a late charge fee for each rental payment in default ten (10) days. Said late charge shall equal five (5%) percent of each rental payment so in default.

(F)           First Month’s Rent. Lessor acknowledges receipt from Tenant on the execution hereof, the sum of Eight thousand three hundred seventy two and 50/100 Dollars ($8,372.50) constituting rent for first month of the term hereof.

(G)           Place of Payment of Rent and Direct Expenses. All rental hereunder and all payments hereunder for Operating Expenses and Taxes shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America, at the office of Landlord at

700 Emerson Street, Palo Alto, CA 94301

or to such other person or to such other place as Landlord may, from time to’ time, designate in writing.

(H)             Security Deposit. Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the sum of Twenty thousand and no/100 Dollars ($20.000.00).  Said sum shall be held by Landlord as a Security Deposit for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent and any of the monetary sums due herewith, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any other amount which Landlord may spend by reason of Tenant’s default or to compensate Lessor for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said Deposit is so used or applied, Tenant shall, within ten (IO) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security deposit separate from its general funds, and Tenant shall not be entitled to interest on such Deposit. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord’s option, to the last assignee of Tenant’s interest hereunder) at the expiration of the Lease term and after Tenant has vacated the Premises. In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer said Deposit 10 Landlord’s successor in interest whereupon Tenant agrees to release Landlord from liability for the return of such Deposit or the accounting therefor.

4.             USE. Tenant shall use the Premises for the manufacturer of semiconductor products, wafer fabrication, assembly and testing, and general office purposes and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Tenant shall not use or occupy the Premises in violation of law or of the certificate of occupancy issued for the Complex of which the Premises are a part and shall, upon five (5) days’ written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of said certificate of occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction, which shall by reason of the nature of Tenant’s use or occupancy of the Premises impose any duty upon Tenant or Landlord with respect to the Premises, or with respect to the use of occupation thereof. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any lire, extended coverage or any other insurance policy covering the Complex and/or property located therein. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Paragraph. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Paragraph. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Complex, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

5.             NOTICES.  Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by mail shall be deemed sufficiently given when sent by registered or certified mail addressed to Tenant at the Complex of which the Premises are a part, or to Landlord at the address of Landlord set forth in Paragraph 3 (G). Either party may by written notice to the other specify a different address for notice purposes except that the Landlord may in any event use the Premises as Tenant’s address for notice purposes.

6.             BROKERS. Tenant and Landlord each warrant that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease excepting only

The Alpha & Omega Group and Cornish & Carey Commercial and that it knows of no other real estate broker or agent who is, or might be, entitled to a commission in connection with this Lease. Upon demand, Tenant shall pay all reasonable costs, attorneys’ fees and damages incurred by Landlord as a result of any breach of this warranty.

7.             HOLDING OVER.  If Tenant holds over after the expiration or earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance only, at double the market rental rate in effect upon the date of such expiration and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a holdover hereunder or result in a renewal. The foregoing provisions of this paragraph are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

8.             CONDITIONS OF PREMISES. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Complex or with respect, to the suitability of either for the conduct of Tenant’s business. The taking of possession of the Premises by Tenant shall conclusively establish that the Tenant’s Premises and said Complex were at such time in satisfactory condition.

9.             ALTERATIONS. Tenant shall make no alterations, decorations, additions or improvements in or to the Premises with a total cost in excess of three thousand and no/100 Dollars ($3,000.00) without Landlord’s prior written consent, and then only by contractors or mechanics approved by Landlord which approval shall not be unreasonably withheld. Tenant agrees that there shall be no construction or partitions or other obstructions which might interfere with Landlord’s free access to mechanical installations or service facilities of the Complex or interfere with the moving of Landlord’s equipment to or from the enclosures, containing said installations or facilities. All such work shall be done at such times and in such manner as Landlord may from time to time designate. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction. Before commencing any work, Tenant shall give Landlord at least five (5) days’ written notice of the proposed commencement of such work, and shall, if required by Landlord, secure at Tenant’s own cost and expense a completion and lien indemnity bond, satisfactory to Landlord, for such work. Tenant further covenants and agrees that any mechanic’s lien filed against the Premises or against the Complex for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the cost and expense of Tenant. All alterations, decorations, additions or improvements upon the Premises made by either party, including (without limiting the generality of the foregoing) all wallcoverings, built-in cabinet work, paneling and the like, shall, unless Landlord elects otherwise, become the property of Landlord and shall remain upon, and be surrendered with, the Premises, as a part thereof, at the end of the term hereof, except that Landlord may, by written notice to Tenant, require Tenant to remove all partitions, counters, railings and the like installed by Tenant, and Tenant shall’ repair or, at Landlord’s option, shall pay to the Landlord all costs arising from such removal. It is hereby acknowledged that Tenant shall construct a wall in the Complex which is to physically separate the Premises from the balance of the Complex. Tenant is to provide floor plan which specifies location and materials for Landlord’s approval.

All personal property, equipment and trade fixtures on the Premises at the commencement of the Lease shall remain the property of Landlord and shall be surrendered with the Premises at the expiration of this Lease or sooner termination of the term hereof. All personal property, office machinery and equipment trade fixtures, furniture and moveable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the lease term when Tenant is not in default hereunder. If Tenant shall fail to remove all of its effects from said Premises upon termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof, and Tenant agrees to pay Landlord upon demand any and all reasonable expenses incurred in such removal, including court costs and attorneys’ fees and storage charges on such effects for any length of time that the same shall be in Landlord’s possession; or Landlord may, at its option, without notice, sell said effects, or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale upon any amounts due under this Lease from Tenant to Landlord and upon the expenses incident to the removal and sale of said effects.

10.           REPAIRS. By entry hereunder Tenant accepts the Premises as being in good, sanitary order, condition and repair. Tenant shall, at Tenant’s sole cost and expense, keep the Premises and every part thereof in a high standard of maintenance and repair and in good and sanitary condition and repair, ordinary wear and tear and damage from causes beyond the reasonable control of Tenant excepted. Tenant shall, upon the expiration or sooner termination of the term hereof, surrender the Premises to Landlord in the same condition as when received, ordinary wear and tear and damage from causes beyond the reasonable control of Tenant excepted, with all interior walls painted, or cleaned so that they appear freshly painted, repaired, and replaced, if damaged; all floors cleaned and waxed; all carpets cleaned and shampooed. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and the parties hereto affirm that Landlord has made no representations to Tenant respecting the conditions of the Premises or the Complex except as specifically herein set forth.

11.           LIENS. Tenant shall keep the Premises, the Complex and the property upon which the Complex is situated free from any liens arising out of the work performed, materials furnished or obligations incurred by Tenant.

12.           ENTRY BY LANDLORD. Landlord, upon reasonable prior notice to Tenant, reserves and shall at any and all times have the right to enter the Premises to inspect same, to supply janitorial services and any other service to be provided to Tenant by Landlord hereunder, to submit said Premises to prospective purchasers or tenants, to post notices of nonresponsibility, to alter, improve or repair the Premises or any portion of the Complex, all without being deemed guilty of an eviction of Tenant and without abatement of rent, and may erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the business of the Tenant shall be interfered with as little as is reasonably practicable. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord may at Landlord’s sole discretion retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said door in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant. It is understood and agreed that no provision of the Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed herein to be performed by Landlord. In the event Landlord must enter the Premises, Landlord shall make every effort to minimize any damages or losses to Tenant or Tenant’s property.

13.           INDEMNIFICATIONS. Tenant shall indemnify and hold harmless Landlord against and from any and all causes and claims including, but not limited to, those arising from Tenant’s use of the premises or the conduct of its business or from any activity, work done, permitted or suffered by the Tenant in or about the premises, from Landlord’s passive negligence, and shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any obligation of Tenant’s part to be performed under the terms of this Lease, or arising from any act, neglect, fault or omission of the Tenant, or of its agents or employees, and from and against all costs, attorneys’ fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon, and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to person in, upon or about the Premises from any cause whatsoever except that which is caused by the neglect, willful conduct or failure of Landlord to observe any of the terms and conditions to this Lease notwithstanding anything in this Lease to the contrary. Landlord shall indemnify and hold harmless Tenant against and from any and all causes and claims arising from the active neglect or willful misconduct or intentional failure of Landlord to observe any of the terms and conditions of this Lease, and pre-existing contamination from hazardous materials as provided in Paragraph 45. of this Lease.

14.           DAMAGE TO TENANT’S PROPERTY. Notwithstanding the provisions of Paragraph 15 to the contrary, neither Landlord nor its agents shall be liable for any damage to property entrusted to employees of the Complex, nor for loss of or damage to any property by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Complex or from the pipes, a1ppliances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever, unless the same is caused by the active negligence or willful misconduct of the Landlord. Landlord or its agents shall not he liable for interference with the light or other incorporeal hereditaments, nor shall Landlord be liable for any latent defect in the Premises or in the Complex. Tenant shall give prompt notice to landlord in case of fire or accidents in the Premises or in the Complex or of defects therein or in the fixtures or equipment.

15.           INSURANCE SUBROGATION. The parties release each other, and their respective authorized representatives, from any claims for damage to any person or to the Premises and to the fixtures, personal property, Tenant’s improvements, and alterations of either Landlord or Tenant in or on the Premises that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage.

Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage coveted by any policy. Neither party shall be liable to the other for any damages caused by fire and any of the risks insured against under any insurance policy required by this Lease.

16.           LIABILITY INSURANCE. Tenant shall, at Tenant’s expense, obtain and keep in force during the term of this Lease, a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy, maintenance, repair or improvement of the Premises and as appurtenant thereto. Such insurance shall provide $1,000,000.00 combined single limit for bodily injury and property damage. The limits of said insurance shall not, however, limit the liability of the Tenant hereunder, and Tenant is responsible for ensuring that the amount of liability insurance carried by Tenant is sufficient for Tenant’s purposes. Tenant may carry said insurance under a blanket policy, satisfactory to Landlord. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. Insurance required hereunder shall be in companies rated A + AAA or better in “Best’s Insurance Guide.” Tenant shall deliver to Landlord prior to occupancy of the Premises copies of policies of liability insurance required herein or certificates evidencing the existence and amounts of such insurance with evidence satisfactory to Landlord of payment of premiums. No policy shall be cancelable or subject to reduction of coverage except after fifteen (15) days’ prior written notice to Landlord. Tenant acknowledges and agrees that insurance coverage carried by Landlord will not cover Tenant’s property within the Premises or the Complex and that Tenant shall be responsible, at Tenant’s sole cost and expense, for providing insurance coverage for Tenant’s movable equipment, furnishing, trade fixtures and other personal property in or upon the Premises or the Complex, and for any alterations, additions or improvements to or of the Premises or any part thereof made by Tenant, in the event of damage or loss thereto from any cause whatsoever.

(A)             Tenant’s Personal Property Insurance and Workman’s Compensation Insurance. Tenant shall maintain a policy or policies of fire and property damage insurance in “all risk” form with a sprinkler leakage endorsement insuring the personal property, inventory, trade fixtures, and leasehold improvements within the Premises for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured.

Tenant shall also maintain a policy or policies of workman’s compensation insurance and any other employee benefit insurance sufficient to comply with all laws.

17.           DAMAGE OR DESTRUCTION.

(A).         In the event the Complex of which the Premises or a part thereof is damaged the Landlord shall:

(i) In the event of the destruction of all or more than twenty-five percent (25%) of the full insurable value of the Complex, or damage or destruction which is not covered by insurance, at Landlord’s option, within a period of ninety (90) days thereafter, commence repair, reconstruction and restoration of said Complex and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect, or within said ninety (90) day period elect not to so repair, reconstruct or restore said Complex in which event this Lease shall terminate. In either event, Landlord shall make its best effort to provide notice or commence repairs as soon as practicable, but in no event later than ninety (90) days from the date of the happening. Landlord shall give the Tenant written notice of its intention within said ninety (90) day period. In the event Landlord elects not to restore said Complex, said Lease shall be deemed to have terminated as of the date of such total destruction.

(ii) In the event of a partial destruction of the Complex to an extent not exceeding Twenty-Five Percent (25%) of the full insurable value thereof and if the damage thereto is such that the Complex may be repaired, reconstructed or restored within a period of ninety (90) days from the date of the happening of such casualty and Landlord will receive insurance proceeds sufficient to cover the cost of such repairs, Landlord shall commence and proceed diligently with the work of repair, reconstruction am! restoration and the Lease shall continue in full force and effect or Landlord may elect not to repair, reconstruct or restore and the Lease shall in such event terminate. Under any of these conditions, the Landlord shall give written notice to the Tenant of its intention within said ninety (90) day period. In the event Landlord elects not to restore said Complex, this Lease shall be deemed to have terminated as of the date of such partial destruction.

(B)              Upon any termination of this Lease under any of the provisions of this Paragraph, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to the Landlord except for items which have therefore accrued and are then unpaid.

(C)              In the event of repair, reconstruction and restoration as herein provided, the rental provided to be paid under this Lease shall be abated proportionally in the ratio which the Tenant’s use of said Premises is impaired during the period of such repair, reconstruction or restoration. The Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of said Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration, provided that Landlord minimizes interference with the conduct of Tenant’s business.

(D)             Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Paragraph. Notwithstanding anything to the contrary contained in this Paragraph, should Landlord be delayed or prevented from repairing or restoring said damaged Premises within one (1) year after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor or materials, or other causes beyond the reasonable control of Landlord, the Landlord shall be relieved of its obligation to make such repairs or restoration and Tenant shall be released from its obligations under this Lease as of the end of said one (1) year period.

(E)              It is hereby understood that if Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repairs or restoration only of those portions of said Complex and said Premises which were originally provided at Landlord’s expense; and the repair and restoration of items not provided at Landlord’s expense shall be the obligation of Tenant.

(F)              Notwithstanding anything to the contrary contained in this Paragraph, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Paragraph occurs during the last twelve (12) months of the term of this Lease or any extension thereof.

(G)              The provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the Civil Code of the State of California are hereby waived by Tenant.

18.           EMINENT DOMAIN.  In case the whole of the Premises, or such part thereof as shall substantially interfere with the Tenant’s use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority, by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, the Tenant or the Landlord, may, at its option, terminate this Lease effective as of the date possession is required to be surrendered to said authority. Tenant shall not, because of such taking, assert any claim against the Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or any interest of Tenant. In the event the amount of property or the type of estate taken shall not substantially interfere with the conduct of Tenant’s business, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant, and Landlord at its option may terminate this Lease. If Landlord does not so elect, Landlord shall promptly proceed to restore the Premises to substantially their same condition prior to such partial taking, and a proportionate allowance shall be made to Tenant for the rent. corresponding to the time during which said restoration is being made and to the part of the Premises of which Tenant shall be so deprived on account of such taking and restoration. Nothing contained in this Paragraph shall be deemed to give Landlord any interest in any specific award made to Tenant for the taking of personal property and fixtures belonging to Tenant.

19.           DEFAULTS AND REMEDIES.

(A)          The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

(i) The abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for five (5) days or longer while in default of any provision of this Lease.

(ii) The failure by Tenant to make any payment of rent or additional rent required to be made bi Tenant hereunder, within live (5) days after written notice thereof from Landlord to Tenant.

(iii) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in (i) or (ii) above, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant, provided however, than any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 j provided, further, that if the nature of Tenant’s default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten (10) day period and thereafter diligently prosecute such cure to completion.

(iv) (1) The making by Tenant of any general assignment for the benefit of creditors; (2) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (3) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where such seizure is not discharged within thirty (30) days.

(B)           In the event of such default by Tenant, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall. elect to so terminate this Lease then Landlord may recover from Tenant:

(i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid tent for the balance of the term after the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate the Landlord for all the detriment approximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

As used in subparagraphs (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at the prevailing discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus five percent (5%), but not more than the maximum rate permissible by law. As used in subparagraph (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(C)              In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this subparagraph shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

20.        ASSIGNMENT AND SUBLETTING. Tenant shall not voluntarily or by operation of law assign; transfer, mortgage or otherwise encumber all or any part of Tenant’s interest in this Lease or in the Premises and shall not sublet all or any part of the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall, at the option of Landlord, constitute grounds for termination of this Lease.

No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its obligation to pay rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent of any assignment or subletting.

Each subletting or assignment to which Landlord has consented shall be by an instrument in writing in form satisfactory to Landlord and shall be executed by the sublessor or assignor and by the sublessee or assignee in each instance, as the case may be, and each sublessee or assignee shall agree in writing for the benefit of the Landlord herein to assume, to be bound by and to perform the terms, covenants, and conditions of this Lease to be done, kept and performed by the Tenant. One executed copy of such written instrument shall be delivered to the Landlord.

Tenant agrees to reimburse Landlord for Landlord’s reasonable attorneys’ fees and such other reasonable charges which Landlord incurs or causes to be incurred in conjunction with the processing and documentation of any such requested subletting or assignment of this Lease or Tenant’s interest in and to the Premises which cost shall not exceed one thousand and no/100 Dollars ($1,000.00). Landlord may require as a condition to Landlord’s consent to an assignment or subletting all of any sums or other economic consideration received by Tenant as a result of such subletting or assignment (other than the rental or other payments received which are attributable to the amortization of the cost of interior improvements in excess of the building standards and allowance to the Premises or the sublet portion of the Premises, at the cost of Tenant), whether denominated rentals under any sublease or otherwise, which exceed in the aggregate the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises, subject to any such sublease) shall be payable to Landlord as additional rental under this Lease without affecting or reducing any other obligation of Tenant hereunder. Provided, however, that Tenant shall first be entitled to recover any costs of assignment or subletting incurred by Tenant, including, without limitation, real estate commissions and advertising expense.

Northwithstanding the foregoing, Tenant shall have the right to assign this Lease and any. options to extend to a corporation with which it may merge or consolidate, to a parent, subsidiary, or related company, or to a purchaser of 90% or more of Tenant’s assets, provided that said assignee shall execute an instrument reasonably satisfactory to Landlord assuming Tenant’s obligations hereunder, and provided further that said assignee’s net worth both immediately prior to and immediately after the merger, consolidation or purchase shall equal or exceed that of Tenant, and provided further that such assignment shall not affect or limit the liability of Tenant under the terms of this Lease.

21.        SUBORDINATION. This Lease shall be subject and subordinate at all times to all ground and underlying leases which now exist or may hereafter be executed affecting the Complex or the land upon which the Complex is situated or both, and to the lien of any mortgages or deed of trust in any amount or amounts whatsoever now or hereafter placed on or against the land and Complex or either thereof, or on Landlord’s interest or Estate therein, or portion thereof, or on or against any ground or underlying lease without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination; provided, however, that so long as Tenant is not in default, the terms of the Lease shall not be affected by termination proceedings in respect to such ground or underlying lease or foreclosure or other proceedings under such mortgages or deeds of trust. Tenant hereby agreeing at the written request of the Landlord under such ground or underlying lease or the purchaser of the Complex in such foreclosure or other proceedings, to attorn to such Landlord or to such purchaser or, at such Landlord’s or such purchaser’s option, to enter into a new lease for the balance of the term hereof upon the same terms and provisions as are contained in this Lease. Notwithstanding the foregoing, Tenant will execute and deliver upon demand such further instrument or instruments evidencing such subordination of the Lease to the lien of any such mortgage or mortgages or deed of trust as may be required by Landlord.

Nothwithstanding the foregoing, this Lease shall not be subordinated to the lien of any future encumbrance unless the bolder of said encumbrance first executes in favor of Tenant a non-disturbance agreement reasonably satisfactory to Tenant confirming that the older of said encumbrance agrees to honor this Lease in all events except where Tenant is in default hereunder beyond any applicable cure or grace period. Landlord shall use its best efforts to obtain a similar agreement from its existing lender in favor of Tenant as soon as reasonably possible following the execution of this Lease.

22.           ESTOPPEL CERTIFICATE. Tenant or Landlord, within ten (10) business days of each request by the other to do so, shall:

(a)           Execute and deliver to the other estoppel certificate(s), (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to its knowledge, any uncured defaults on the part of the other party hereunder, or stating the nature of defaults if such exist, and (iii) evidencing the status of the Lease, as may be required either by a prospective or actual lender making a loan to Landlord or Tenant or a purchaser of the Premises from Landlord or successor Landlord with respect to some other interest in the Premises, Building or Lease;

(b)           (Tenant only): Deliver to Landlord its most currently available financial statements, where reasonably required by a prospective lender of Landlord. Any such financial statements shall be received by

Landlord and any such lender in confidence, and any such lender shall execute any non-disclosure agreement with respect thereto reasonably requested by Tenant.

(c)           Either party’s failure to perform timely each of its obligations jnder this Paragraph 22 shall constitute a material breach of this Lease, entitling the other party to exercise all of its remedies for same.

23.           CONFLICT OF LAWS. This Lease shall be governed by and construed pursuant to the laws of the State of California.

24.           COMMON AREAS. Tenant shall have the non-exclusive right, in common with others, to the use of common entrances, lobbies, elevators, ramps, drives, stairs and similar access and service ways and common areas in and adjacent to the Complex of which the Premises are a part subject to such nondiscriminatory rules and regulations as may be adopted by Landlord.

25.           SUCCESSORS AND ASSIGNS. This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

26.           SURRENDER OF PREMISES. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

27.           ATTORNEYS’ FEES. In the event that either party should bring suit or commence arbitration under this Lease or because of the breach of any provision of this Lease, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

28.        PERFORMANCE BY TENANT. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sale cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than rent required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to make, make any such payment or perform any other such action on Tenant’s part to be made or performed as in this Lease provided. Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at an annual rate of five percent (5%) per annum plus the annual percentage rate established by the Federal Reserve Bank of San Francisco on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act prevailing on the 25th day of the month preceding either the (I) date on which this Lease is executed; or (2) the date the amount became due, whichever is less (but not more than the maximum rate permissible by law), until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

29.           RULES AND REGULATIONS AND COMMON AREA. Subject to the terms and conditions of this Lease and such Rules and Regulations as Landlord may from time to time prescribe, Tenant and Tenant’s employees, invitees and customers shall, in common with other occupants of the Complex in which the Premises are located, and their respective employees, invitees and customers, and others entitled to the use thereof, have the non-exclusive right to use the access roads, parking areas, and facilities provided and designated by Landlord for the general use and convenience of the occupants of the Complex in which the Premises are located, which areas and facilities are referred to herein as “Common Area”, This right shall terminate upon the termination of this Lease, Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of Common Area. Landlord further reserves the right to promulgate such reasonable rules and regulations relating to the use of the Common Area, and any part of parts thereof, as Landlord may deem appropriate for the best interests of the occupants of the Complex. The Rules and Regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant, and Tenant shall abide by them, and cooperate in their observance. Such Rules and Regulations may be amended by landlord from time to time, with or without advance notice, and all amendments shall be effective upon delivery of a copy to Tenant. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Complex of any of said Rules and Regulations.

Landlord shall operate, manage and maintain the Common Area. The manner in which the Common Area shall be maintained in a standard equal to similar properties in the Santa Clara Valley and the reasonable expenditures for such maintenance shall be at the discretion of Landlord.

29.           DEFINITION OF LANDLORD. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Premises, and in the event of any transfer, assignment or other conveyance or transfers of any such title, the Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability in respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed and, without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of the Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.

30.           WAIVER. The waiver by either party of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained nor shall any custom or practice which may arise between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of either party to insist upon the performance by other party in strict accordance with said terms. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

31.           PARKING. Tenant shall have the right to use with other tenants the common parking areas of the Complex. Landlord shall have the right, at Landlord’s sole discretion, to specifically designate the location of Tenant’s parking spaces within the common parking areas of the Complex in the event of a dispute among the tenants occupying the building and/or Complex referred to herein, in which event Tenant agrees that Tenant, Tenant’s empIoyees, agents, representatives and/or invitees shall not use any parking spaces other than those parking spaces specifically designated by Landlord for Tenant’s use. Said parking spaces, if specifically designated by Landlord to Tenant, may be relocated by Landlord at any time, and from time to time. Landlord reserves the right, at Landlord’s sole discretion, to rescind any specific designation of parking spaces, thereby returning Tenant’s parking spaces to the common parking area. Landlord shall give Tenant written notice of any change in Tenant’s parking spaces. Tenant shall not, at any time, park, or permit to be parked, any trucks or vehicles adjacent to the loading areas so as to interfere in any way with the use of such areas, nor shall Tenant at any time park, or permit the parking of Tenant’s trucks or other vehicles or the trucks and vehicles of Tenant’s suppliers or others, in any portion of the common area not designated by Landlord for such use by Tenant. Tenant shall not park nor permit to be parked, any inoperative vehicles or equipment on any portion of the common parking area or other common areas of the Complex. Tenant agrees to assume responsibility for compliance by its employees with the parking provision contained herein. If Tenant or its employees park in other than such designated parking areas, then Landlord may charge Tenant, as an additional charge, and Tenant agrees to pay, Ten Dollars ($10.00) per day for each day or partial day each such vehicle is parked in any area other than that designated. Tenant hereby authorizes Landlord, at Tenant’s sole expense, to tow away from the Complex any vehicle belonging to Tenant or Tenant’s employees parked in violation of these provisions, or to attach violation stickers or notices to such vehicles. Tenant shall use the parking areas for vehicle parking only, and shall not use the parking areas for storage.

32.           TERMS AND HEADINGS. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words used in any gender include other genders. If there be more than one Tenant the obligations hereunder imposed upon Tenant shall be joint and several. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.

33.           EXAMINATION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

34.           TIME. Time is of the essence with respect to the performance of every provision of this Lease in which time or performance is a factor.

35.           PRIOR AGREEMENTS, AMENDMENTS. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

36.           SEPARABILITY. Any provision of this Lease which shall prove to be invalid, void or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

37.           RECORDING. Neither Landlord not Tenant shall record this Lease or a short form memorandum thereof without the consent of the other.

38.           EXHIBITS. All Exhibits that are referred to in this Lease and attached hereto are incorporated herein by this reference and made a part of the Lease.

39.           LIMITATION OF LIABILITY. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

(i) the sole and exclusive remedy shall be against Landlord and Landlord’s assets;

(ii) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership)

(iii) no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership)

(iv) no partner of Landlord shall be required to answer or otherwise plead to any service of process; (v) no judgment will be taken against any partner of Landlord;

(vi) any judgment taken against any partner of Landlord may be vacated and set aside at any time without bearing;

(vii) no writ of execution will ever be levied against the assets of any partner of Landlord;

(viii) these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

40.           SIGNS. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or to any exterior windows of the Premises without the written consent of Landlord first had and obtained which consent shall not be unreasonably withheld and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. If Tenant is allowed to print or affix or in any way place a sign in, on, or about the Premises, upon expiration or other sooner termination of this Lease, Tenant at Tenant’s sole cost and expense shall both remove such sign and repair all damage in such a manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign.

All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises.

41.           AUTHORITY. The undersigned parties hereby warrant that they have proper authority and are empowered to execute this Lease on behalf of the Landlord and Tenant, respectively.

42.           ADDENDUM TO LEASE. Paragraphs 43. through 46. are added hereto and made a part of this Lease.

IN WITNESS WHEREOF, the parties have executed this Lease the day and year first above written.

TENANT:

GHz TECHNOLOGY, INC.

Date:	By:

Date:	By:

LANDLORD:

3000 OAKMEAD VILLAGE DRIVE, LTD.

Date:	By:

Date:	By:

ADDENDUM TO LEASE

43.           Expansion Space. Concurrent with the commencement of the third (3rd) year of the term, Landlord shall deliver the remaining square feet of the complex consisting of approximately nine thousand eight hundred fifty (9,850) rentable square feet (“Expansion Space”) which Tenant shall lease from Landlord on the same terms contained in this Lease, and at the same per square foot rental rate as that for the Premises. Landlord reserves the right, upon ninety (90) day prior written notice, to deliver the Expansion Space at any time during the second year of the term in the event the Expansion Space becomes available to let, in which event Tenant shall lease the. Expansion Space and the term shall commence concurrent with the delivery.

44.           Options to Extend.

(A)            Option Period. Provided that Tenant is not in default hereunder, either at the time of exercise or at the time the extended term commences, Tenant shall have the option to extend the initial ten (10) year term of this lease for two additional periods of five (5) years each (“Option Period”), on the same terms, covenants and conditions provided hereunder, except that upon such renewal, the monthly rent due hereunder shall be determined pursuant to Paragraph 44 (B). Tenant shall notify Landlord in writing not less than one hundred eighty (180) days prior to the expiration of the initial term of this Lease or the first Option Period that it wishes to exercise its extension option (“Option Notice”).

(B)             Option Period Monthly Rent.  The initial Monthly Rent for the Option Period shall be determined as follows:

(i) The parties shal have fifteen (15) days after Landlord receives the option Notice within which to agree on the initial Base Rent for the Option Period based upon ninety five percent (95%) of the then fair market rental value of the Premises as defined in Paragraph 44(B) (iii). If the parties agree on the initial Base Rent for the Option Period within fifteen (15) days, they shall immediately execute an amendment to this Lease stating the initial Base Rent for the Option Period.

(ii) If the parties are unable to agree on the initial Base Rent for the option Period within fifteen (15) days, then the initial Base Rent for the option Period shall be ninety five percent (95%) of the then current fair market rent value of the Premises as determined in accordance with Paragraph 44(B) (iv).

(iii) The “then fair market rental value of the Premises” shall mean the fair market monthly rental value of the Premises as of the commencement of the option Period, taking into consideration the uses permitted under this Lease, the quality, size, design and location of the Premises, and comparable buildings located in Santa Clara. In no event shall the then fair market monthly rent value of the Premises for the option Period be less than the Base Rent last payable under the Lease.

(iv) Within seven (7) days after the expiration of the fifteen (15) day period set forth. in Paragraph 44(B) (i), each party at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years’ full time commercial appraisal experience in the area in which the Premises are located to appraise and set the then fair market rental value of the Premises for the option Period. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sale appraiser and shall set the then fair market rental value of the premises. If the two appraisers are appointed by the parties as stated in this Paragraph, they shall meet promptly and attempt to set the then fair market rental value of the Premises. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two appraisers are given to set the then fair market rental value of the Premises. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days notice to the other party, can apply to the county Real Estate Board, or the then presiding Judge of the Santa Clara county Superior Court, for the selection of a third appraiser who meets the qualifications stated in this Paragraph. Each of the parties shall bear one half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser’s fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the then fair market rental value of the Premises. If a majority of the appraisers are unable to set the then fair market rental value of the Premises within the stipulated period of time, the three appraisals shall be added together and their total divided by three; the resulting quotient shall be the then fair market rental value of the Premises.

If, however, the low appraisal and/or the high appraisal are/is more than ten (10%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two; the resulting quotient shall be the then fair market rental value to the Premises. If both the low appraisal and the high appraisal are disregarded as stated in this Paragraph, the middle appraisal shall be the then fair market rental value of the Premises.

After the then fair market rental value of the Premises has been set, the appraisers shall multiply said fair market rent value by ninety five percent (95%) and immediately notify the parties of the product.

(v) If Tenant objects to the Base Rent that has been determined pursuant to the Paragraph 44(B) (iv), Tenant shall have the right to have this Lease expire at the end of the initial Term provided that Tenant pays for all costs incurred by Landlord in connection with the appraisal procedure.  Tenant’s election to allow this Lease to expire at the end of the initial Term must be exercised by delivering written notice to exercise to Landlord within ten (10) days after the rent determination procedure set forth in Paragraph 44 (B) (iv) has been completed and Tenant has received notice of the Base Rent as determined by appraisal. If Tenant does not so exercise its election to terminate, this Lease shall be extended as provided in this paragraph.

(c)              Rental Adjustments During Option Period. The Base Rent for the Option Period shall be subject to adjustment at the commencement of the second (2nd) year of the first (1st) option Period and the second (2nd) year of the second (2nd) option Period, and each and every year thereafter, “the adjustment dates” as follows:

The base for computing the adjustment is the Consumer Price Index for All Urban Consumers (base year 1982-84 = 100) for San Francisco-Oakland-San Jose, California published by the United States Department of Labor, Bureau of Labor statistics (“Index”) which is last published prior to the commencement of the option Period (“Beginning Index”). If the Index which is last published prior to an adjustment date (“Extension Index”) has increased over the Beginning Index, the Base Rent for the period following the adjustment date and until the next adjustment date, if any, shall be the Base Rent set forth in Paragraph 44 (B) multiplied by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index. In no case shall the

Base Rent be less than the Base Rent set forth in Paragraph 44(B) or that resulting from a previous adjustment hereunder. The Base Rent as adjusted shall continue to be paid in advance on the first day of each and every month of the Lease term.

If the Index is changed during the term of the Lease so that the base year for the Index differs from that used in the Beginning Index, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor statistics. If the Index is discontinued or revised during the term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

45.           Hazardous Materials. Landlord and Tenant agree as follows with respect to the existence of use of “Hazardous Materials” (as defined herein) on the Premises:

A.            Definition of Hazardous Materials. As used herein, the term “Hazardous Materials” shall mean any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the state of California, or the United States Government. The term “Hazardous Materials” includes, without limitation any material or hazardous substance which is (i) listed under Article 9 or defined as “hazardous” or “extremely hazardous” pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 30, (ii) defined as a “hazardous waste” pursuant to section 1004 of the Federal Resource Conservation and Recovery Act, section 42 U.S.C. section 901 et seq. (42 U.S.C. section 6903), (iii) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. section 9601), (iv) petroleum or any derivative of petroleum, or (v) asbestos.

B.            Use of Hazardous Materials. Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees without prior written consent of Landlord. Landlord shall not unreasonably withhold such consent so long as Tenant demonstrates to Landlord’s reasonable satisfaction that such Hazardous Materials are necessary or useful to Tenant’s business and will be used, kept and stored in a manner that complies with all laws regulating the Hazardous Materials so brought upon or used or kept in or about the Premises. Tenant, at its sole cost and expense, shall make any and all improvements to the Premises necessary to assure legal and safe use of the Hazardous Materials. Use of those Hazardous Materials listed in Exhibit C attached hereto and incorporated herein by reference have approval of Landlord. Tenant shall remove all Hazardous Materials used or brought onto the Premises during the Lease Term from the Premises prior to the expiration or earlier termination of the Lease.

C.            Annual Inspection. Each year upon the anniversary of the commencement of the Lease (“anniversary Date”), Tenant shall, at its sole cost and expense, (which base cost for the inspection shall not exceed six thousand and no/100 ($6,000.00) for the initial lease year.  Said cost limitation shall increase by an amount equal to the net increase in the Consumer Price Index for All-Urban Consumers (1982-84 = 100) for San Francisco-Oakland-San Jose which is last published prior to the commencement of the term) hire a qualified environmental consultant, acceptable to Landlord, to evaluate whether Tenant: is in compliance with all appl1aabh Hazardous Materials laws. Tenant shall submit to Landlord a report from such environmental consultant which discusses the environmental consultant’s finding within two (2) months of each Anniversary Date. Tenant shall, in a timely manner, take all steps necessary to correct any and all problems identified by the environmental consultant to the extent such problems are not the subject of Landlord’s indemnification pursuant to Paragraph 45.(K)

D.            Tenant’s Indemnity. Tenant shall indemnify, defend and hold Landlord harmless from any and all breaches of this Paragraph 45. and for any and all claims, judgments, damages, decrees, liens, demands, taxes, penalties, fines, expenses, costs (including but not limited to those costs associated with investigation, removal and remedial activities as may be sought, initiated or required in connection with any local, state or federal governmental or private party environmental demands or claims), fees (including without limitation attorneys fees), obligations, orders, liabilities or losses (including without limitation, diminution in the value of the Premises, damages for the loss or restriction on the use, marketability or any other amenity of the Premises) (all of the foregoing collectively referred to hereinafter as “Environmental Claims”), which arise during or after the Lease term as a result of any release or discharge of Hazardous Materials at, in, onto or under the Premises, or any contamination of the Premises during the Lease term but only to the extent of the Tenant’s use of the Premises. The foregoing indemnity (“Tenant’s Environmental Indemnity”) shall survive the expiration of earlier termination of this Lease except as provided in section L. of this Paragraph 45.

E.             Tenant’s Obligation to Promptly Remediate. Without limiting the foregoing, if there is a release or discharge of any Hazardous Materials _t, in onto or under _he Premises or contamination of the Premises that is covered by Tenant’s Environmental Indemnity, Tenant shall promptly take all action, at its sole cost and expense, as is necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Materials to the Premises, provided that Landlord’s approval of such action shall first be obtained. Landlord’s approval shall not be unreasonably withheld so long as such actions would not have any potential material adverse long-term or short-term effect on the Premises.

F.                Landlord’s Representation and Releases. Landlord represents that it has provided Tenant with copies of relevant material, data information, and reports in Landlord’s possession concerning the presence of Hazardous Materials, at, in, on, about or under the Lease Premises at the date hereof. Such information includes all of those certain reports described in Exhibit B attached hereto and incorporated herein by reference (the “Reports”). (Any and all contamination referenced in the Reports shall hereinafter be referred to as the “Known Contamination”.) Lanlord expressly acknowledges and agrees that Tenant shall have no responsibility or liability, either under the Tenant’s Environmental Indemnity or otherwise, to Landlord for any Environmental Claims which arise before, during or after the Lease term as a result of the Known contamination and Landlord hereby expressly releases Tenant from any such Environmental Claim.

G.            Left blank intentionally.

H.            Landlord’s Right of Entry. Landlord and its agents shall have the right, but not the duty, to inspect Premises during reasonable business hours, to determine whether Tenant is complying with the terms of this Lease. If Tenant is not in compliance with this Lease, Landlord shall have the right to immediately enter upon the Premises to remedy any contamination caused by Tenant’s failure to comply, notwithstanding any other provision of this Lease. Landlord shall use its best efforts to minimize the interference with Tenant’s business, but shall not be liable for any interference caused thereby. Tenant shall promptly reimburse Landlord for all costs and expenses incurred by Landlord pursuant to this Subparagraph H.

I.              Notice. The provisions of this Subparagraph I. shall only apply to contamination on the Premises which is not considered to be Known contamination as defined in Subparagraph F. If at ay time either party shall become aware of, or have reasonable cause of believe that any Hazardous Materials have come to be located on or beneath the Premises, the parties shall, immediately upon discovering such presence or suspected presence of Hazardous Materials, give written noticeof the condition to the other. In addition, each party shall immediately notify the other, in writing of (i) any enforcement, cleanup, removal or other governmental regulatory action instituted, completed, or threatened relating to any Hazardous Materials on or about the Premises, (ii) any claim made or threatened by any person against either party or the Premises relating to damage, contribution, cost recovery, compensation, loss or injury relating from or claimed to result from any Hazardous Materials that have come to be located on or about the Premises, and (iii) any reports made to any local state or federal environmental agency arising out of or in connection with any Hazardous Materials _n or about the Premises, including any complaints, notices, warnings or certain violations in connection therewith, of which the party becomes aware. Each party shall also supply the other as promptly as possible, and in event within five (5) business days after receipt of copies of allclaims, reports, complaints, notices, warnings or certain violations relating in any way to the Premises or use therof.

J.             Default. Any default under this Paragraph 45. shall be a material default enabling Landlord to exercise any of the remedies set forth in this Lease.

K.            Landlord Indemnity. Landlord shall be solely responsible for, and shall indemnify, defend, and hold Tenant and Tenant’s agents, employees, contractors, licensees, and invitees (collectively, “Tenant’s Agents”) harmless from and against any and all Environmental Claims as defined in Paragraph 45.0. of this Lease, proceedings, or hearings (collectively “Non-Tenant Claims”) due solely to the release of Hazardous Materials onto the Premises through groundwater migration from another property (“Migration”) by anyone other than Tenant and its Agents whatsoever, whenever occurring. Landlord shall, promptly upon demand, at its own sole cost and expense, cause to be performed solely any and all cleanup, refiting, or other alterations or corrective work to the Premises necessitated by any such migration. Landlord agrees to defend, on behalf of Tenant, with counsel acceptable to Tenant, all such Non-Tenant Claims due soley to migration, and to pay all fees, costs, damages, or expenses relating to or arising out of any such Non-Tenant Claims, including, without limitation, as to attorneys’ fees and costs. Landlord shall further agree to be solely responsible for and shall indemnify, defend, and hold Tenant and its Agents harmless from and against any and all claims, including, without limitation, as to reasonable attorneys’ fees and costs, arising out of or in connection with any removal, cleanup, or restoration work required by any government agency having jurisdiction and which arises soley from migration onto the Premises during Tenant’s occupancy of the Premises.

Landlord shall be further soley responsible for, and shall indemnify, defend, and hold Tenant and Tenant’s agents harmless from and against any and all Environmental Claims as defined in Paragraph 45.0., which arise during or after the Lease Term, relating to the Known contamination. The foregoing Indemnity (“Landlord’s Environmental Indemnity”) shall survive the expiration or earlier termination of this Lease.

L.             Lease Termination. At the expiration of the term, or earlier as provided herein, Tenant shall provide Landlord with a statement certifying that there has been no release or discharge of any Hazardous Materials at, in, onto or under the Premises or contamination of the Premises. Tenant shall, at its sole cost and expense, upon the expiration of the term, or earlier as provided herein, cause to be performed any and all tests by qualified personnel approved by Landlord, and shall make any and all improvements necessary to assure Landlord that there exists no Hazardous Materials, other than Known Contaminants referred to in Section F of Paragraph 45., at, in, or under the Premises.  Additionally, Tenant shall provide Landlord copies of all documentation relating to the Tenant’s use of Hazardous Materials which have been caused or contributed to by tenant throughout the term, on an annual basis.

In the event that the certification has been received by Landlord in accordance with this section L. of Paragraph 45., and Landlord leases the Premises to a Subsequent Tenant which contemplates using or bringing onto the Premises Hazardous Materials which were also used by Tenant during the Lease term and approved by Landlord (“Duplicate Substance”), Landlord shall indemnify and hold Tenant harmless from any and all Environmental Claims which’ arise as a result of the discovery of a Duplicate Substance, after the expiration of the term or earlier as provided herein.

EXHIBIT A

Site Plan (Partial)

This Site Plan does not include part of the facility’s parking.

Parcel Map

EXHIBIT Al

PERSONAL PROPERTY

ITEM	DESCRIPTION

Process Chiller	Trane 50 ton package unit/aircooled/7-1/2 HP circulating pump.

Scrubber	PPF paramont Plastic Fabricators #H-105 with #C-365 II centrifugal fan

Acid Waste Neutralization	Nottingham # FC-1000, 1000 gallon epoxy/fiberglass lined vault, 2 lightning mixers 3 Leeds-Northrup Ph monitor/controllers/sensors, 3 Rustrak Ph chart recorders, 1 in house built expansion controller

Cooling Tower	Baltimore Aircoil VXT-135CR

Air Handler	Temtrol DH63P, >30,000 cfm, over 60 air changes/hr

Boiler	1 Parker boiler, input 1460M btu/hr output 1168M btu/hr

Chiller	Carrier #30HR140B401, max cap 160 ton

Vacuum system	1 power ring vacuum pump, 25” @ 120 dfm

DI Water System	6 GPM max make-up, 10,000 gal storage

Compressed Air	2 CompAir/Kellogg/V Compact, 1 Pall air dryer system cap. 118 cfm at 125 psi/per compresser filtration to 0.05 micron absolute.

EXHIBIT B

Oakmead Village Court property. Potential soil and ground water contamination were believed to exist on-site as a result of ground water quality investigations conducted at the Intel facility north and immediately down-gradient from the 2986 Oakmead Village: Court property. A contamination plume has been reported at the former Intel Ma8netl_ site. 3000 Oakmead Village Court, and field investigations to characterize the extent of the pollution began in 1982.

In February 1985, a remedial dean-up/pumping program was implemented at 3000 Oakmead Village Court and has been in operation since that time. As ground water extraction proceeded, an Increase in TCE concentrations near the extraction system was observed. TCE concentrations as high as 750 micrograms per liter (ug/l) detected at the 2986 Oakmead Village Court property, and the lack of relatively high concentrations of TCE in wells located south and immediately up-gradient from the 2986 Oakmead site, suggest that contaminants from 2986 Oakmead Village Court may be contributing to the 3000 Oakmead Village Court plume.

Results from on-site investigations indicated that the uppermost water bearing zone has been impacted with VOCs, including Trichlorotrifluoroethane (Freon 113), Trichloroethane (TCA), Trichloroethylene (TCE), and Tetrachloroethylene (PCE). The results also indicated that these chemicals may have originated on-site. This conclusion was further supported by several other off-site Investigations conducted at locations up-gradient and down-gradient from the subject site (J. V. Lowney & Associates 1987, Weiss &; Associates 1986, Woodward Clyde 1985). These investigations indicated the absence and/or lower VOCs concentrations both up-gradient and down-gradient from the 2986 Oakmead Village Court.

The nature, extent, and distribution of chemicals in the soil and ground water are thoroughly discussed in the Final RI (JVLA, 1991).

The combined plume is presently approximately 1,000 feet in length and 500 feet in width at its down-gradient fringe, occupying an approximate aquifer volume of 170,000 cubic yards. The general trend of the plume is in a northeastern direction along the approximate hydraulic gradient of the potentiometric surface established in the A-Zone. The greatest mass of VOC contaminants in A-Zone ground water is comprised of TCE and TCA.  Other VOCs, including Freon, DCA, DCE, and PCE also have been detected but in smaller concentrations.

The proposed remedial efforts are primarily focused on the plume’s center, which is presently defined, in our opinion, by the TCE 100 ppb isoconcentration line (JVLA, 1991). The plume’s center is currently approximately 180 feet in length and 160 feet in width near the northern property boundary of 2986 Oakmead Village Court. Total volume of impacted aquifer material is approximately 10,000 cubic yards.

The total mass of VOCs present in the A-Zone was estimated based on the thickness of the upper water bearing zone (10 feet), the estimated average porosity (0.25) and the extent of contamination. The area of the VOC plume within select isoconcentration contours was estimated as a percent of the total plume area. The volume of ground water contained within each Isoconcentration contour was then calculated. Based on the above parameters, the total mass of VOCs present in the aqueous phase in the A-Zone was calculated to be approximately 3 to 4 pounds, or 0.5 to 1 gallon.

These chemicals are not readily amenable to biological or chemical breakdown under ambient ground water conditions. In addition, they have a significant half-life. Thus, In our opinion, remedial action will likely be required to reduce the contamination. Table 2 below lists chemical characteristics pertinent to the effectiveness and implementability of the remedial alternatives.

TABLE 2. Chemical Characteristics That Potentially Affect
Implementability of Remedial Technologies,
2986 and 3000 Qakmead Village Court
Santa Clara, California

CONTAMINANT	VAPOR PRESSURE (mm Hg)	MOLECULAR WEIGHT (g/mole)	WATER SOLUBILITY (mg/l)	LOG OCTANOL/ WATER PARTITION COEFFICIENT	HENRY’S LAW CONSTANT (atm-m(3)/mole	ORGANIC CARBON PARTITION COEFFICIENT (ml/g)
Benzene	95.2	78	1,750	2.12	0.00559	83
Chloroform	151	1119	8,200	1.97	0.00287	48
1,1-Dichloroethane	182	99	5,500	1.79	0.00431	30
1.1-Dichloroethene	600	97	2,250	1.84	0.00340	65
cis-1,2-Dichloroethene	208	97	3,500	0.70	0.00758	49
trans-1,2-Dichloroethene	324	97	6,300	0.48	0.00656	59
Freon 11	687	137	1,100	2.53	0.00583	—
Freon 113	270	187	10	2.0	—	—
Freon 123	—	—	—	—	—	—
Methylene Chloride	1,310	50	6,500	0.95	0.0440	35
Tetrachloroethene	17.8	166	150	2.6	0.0259	364
Toluene	28.1	92	3,350	2.73	0.00637	300
1.2,3-Trichlorobenzene	—	181	—	—	—	—
1,2,4-Trichlorobenzene	0.290	181	30.0	4.3	0.00231	9,200
1,1,1-Trichloroethane	123	133	1,500	2.5	0.0144	152
Trichloroethene	57.9	131	1,100	2.38	0.00910	126

— Not Available

Data from “Superfund Public Health Evaluation Manual,” 1986 and “Groundwater Chemicals Desk Reference,” 1990

The existing data, presented in the Final RI, show that soil and ground water at 2986 Oakmead Village Court have been impacted with VOCS. The major contaminants of concern are TCE, TCA, Freon 113, and PCE. The anticipated migration pathways are discussed below.

Ground Water: Contaminant migration from the site occurs primarily through ground water transport. pollutants in ground water tend to be removed or reduced In concentration with time and distance traveled. In general, actual solute movement in the ground water is effected by advection, dispersion, sorption, dilution, and biochemical degradation.

The process by which VOCs are transported by bulk motion at an average rate equal to the average linear velocity of the flowing ground water is termed advection. However, there is a tendency for the solute to spread out from the path projected by the hydraulics of the flow system (hydrodynamic ‘dispersion),

Microbiological activity present in the subsurface also can retard the spread of VOCs in the ground water through biochemical degradation. However, only a relatively small proportion of native microorganisms will have the genetic ability to degrade the contaminants. The processe3 of biodegradation develops through a complex series of enzymatic reactions that mayor may not be inherent to a given bacterial species or group of bacteria.

Rates of VOC migration in the A-Zone were estimated from the distribution of TCA between 1983 and 1986. The data suggests a solute migration rate of

EXHIBIT C

stored on – site will not exceed the one-month use of that material.

MUST HAVES

Material	Monthly Use	Storage	Disposal
Oxygen	1 cylinder	Pad	N/A
Nitrogen	N/A	LN Tank	N/A
Pos. Photoresist	1 Gallon	Cabinet	By others
Neg. Photoresist	1 Gallon	Cabinet	“
Pos. DeveloperCabinet	3 Gallons	Cabinet	Neutralization
Neg. Devel (Xylene)	5 Gallons	fire rated cabinet	By others
Sulfuric Acid	5 Gallons	Outside Pad	Neutralization
Hydrofluoric Acid (HF)	1 Gallon	“ “	By others
Ammonium Fluoride	5 Gallons	“ “	“
Ammonium Hydroxide	1 Gallon	“ “	Neutralization
Hydrogen Peroxide	2 Gallons	“ “	“
Potassium Hydroxide	1 Gallon	“ “	“
Nitric Acid	1 Gallon	“ “	“
Acetic Acid	1 Gallon	“ “	“
Phosphoric Acid	2 Gallon	“ “	“
Hydrochloric Acid	1 Gallon	“ “	“
Potassium Iodide Etch	1 Quart	“ “	“
Positive Resist strip	4 Gallons	“ “	“
Isopropyl Alcohol	2 Gallons	fire rated Cabinet	“
Acetone	3 Gallons	“ “	By others

OPTIONALS

Material	Monthly Use	Storage	Disposal
Hydrogen	1 cylinder	Outside Pad	N/A
HCl gas	0.1 cylinder	“ “	Scrubber
Silane	0.1 cylinder	“ “	“
PH3 5% in Argon	0.1 cylinder	“ “	Decompose to P205
Ammonia	0.1 cylinder	“ “	Scrubber
Silicon Tetrachloride	10 grams	“ “	“
Nitrogen Triflouride	0.1 cylinder	“ “	“
Sulfur Hexaflouride	0.1 cylinder	“ “	“

Please note that due to the very low quantities of the above materials, it may be permissible to store them within the clean room, using a ‘Lecture bottle’ size container. This will have to be confirmed with the governing agencies.

This outline is intended to disclose the materials and requirements for our operations; primarily to define a suitable site. Details of installation and costs are always negotiable.

Applications Lab:

This area will be class 10,000 with services available in the area, electrical, air, vacuum, like a light electronics assembly area. The area is expected to be 750 to 1000 square feet.

Assembly / Test:

This area will be class 10,000 with services available in the area, electrical, air, vacuum, suitable for electronics assembly. The area is estimated at 2500 square feet.

AMENDMENT TO LEASE

THIS AGREEMENT made and entered into this 29 day of July, 1993, by and between 3000 OAKMEAD VILLAGE DRIVE, LTD., as Landlord, and GHz TECHNOLOGY INC., as Tenant, for the following:

WHEREFORE, ON THE 17th day of June 1991, Landlord and Tenant entered into an Agreement to Lease for approximately 9,850 square feet of space in that certain premises known as Suite #100 of that certain building complex known as 3000 Oakmead Village Drive, Santa Clara, California, for a period of ten (10) years commencing June 1, 1991 and terminating on May 30, 2001; and

Landlord and Tenant now desire to amend the terms and conditions of that Lease as follows:

WITNESSETH

1.             COMMENCEMENT DATE:   The commencement date for the term of this lease shall be August 1, 1991 and shall terminate ten (10) years thereafter on July 31, 2001.

2.             Except as herein provided, all other terms of the Lease Agreement shall remain unchanged.

IN WITNESS HERETO the Tenant and Landlord have executed this document on the date first above written.

LANDLORD:

3000 OAKMEAN VILLAGE DRIVE, LTD.

By

TENANT:

GHz TECHNOLOGY, INC.

By

By

SECOND AMENDMENTTO LEASE

THIS SECOND AMENDMENT TO LEASE made and entered into this 5 day of July, 2000 by and between 3000 OAKMEAD VILLAGE DRIVE, LTD., as Landlord, and GHz TECHNOLOGY, INC., as Tenant, for the following:

WHEREAS, Landlord and Tenant entered into an Agreement to Lease dated June 17th, 1991 and as amended by Amendment to Lease dated July 29, 1993 (“Lease”) for the building complex located at 3000 Oakmead Village Drive, Santa Clara, California (‘“Complex”),

WHEREAS, Tenant desires that certain repairs and replacements be made to the roof and heating, ventilation and airconditioning equipment of the Complex by Landlord,

WHEREAS, Landlord desires that Tenant extend the lease term provided in the Lease and that annual rental adjustments be made for the additional term,

Landlord and Tenant now desire to amend the terms and conditions of the Lease in the following particulars:

WITNESSETH

1. Paragraph 1. of the Lease shall be deleted in its entirety and there shall be inserted in its place the following: “TERM. The term of this Lease shall be for fifteen (15) years commencing on August 1, 1991, and ending on the 31st day of July 2006, unless the tem of the Premises hereby demised shall be sooner terminated as hereinafter provided.”

2. Subparagraph (B) of Paragraph 3. of the Lease shall be amended as follows: The phrase “or as adjusted in accordance with Paragraph 43. of this Lease,” shall be deleted in its entirety and the following shall be added to the schedule of Base Rent::

“Year 11 - $61,464.00 per month

Year 12 - $63,927.00   “   “

Year 13 - $66,488.00   “   “

Year 14 - $69,147.00   “   “

Year 15 - $71,905.00   “   “

3. The first sentence of Paragraph 44.(A) of the Lease is deleted in its entirety and the following sentence is inserted in its place: “Provided that Tenant is not in default hereunder, either at the time of exercise or at the time the extended term commences or has not been in Default at any time during the term of the Lease, Tenant shall have the option to extend the fifteen (year) term of the this Lease for one (1) additional period of five (5) years(“Option Period”), on the same terms, covenants and conditions provided hereunder, except that upon such renewal, the monthly rent due hereunder shall be determined pursuant to Paragraph 44.(B).”

4. Paragraph 47. is added and made a part of this Lease: “47. Improvements to the Premises. Landlord agrees to expend up to Two Hundred Thousand Do1lars ($200,000) for the replacement of the roof and any structural repairs required in connection therewith and the replacement of the following airconditioning equipment. Should the cost of the foregoing exceed Two Hundred Thousand Do1lars ($200,000) then and in that event the additional cost shall be paid by Tenant within ten (10) days of Landlord’s request to Tenant, which shall be accompanied by a change order from Landlord’s contractor detailing the nature of the additional cost and the cost breakdown attendant. A description of the work to be performed is attached hereto as Exhibit “A”.

5. Effectiveness of Lease. Except as set forth in the Amendment to Lease dated July 29, 1993, and this Second Amendment to Lease all other terms of the Lease shall remain unchanged.

IN WITNESS HERETO the Landlord and Tenant hve executed this document on the date first above written.

3000 Oakmead Village Drive Ltd,
a partnership formed under the laws
of California

By:

Landlord

Ghz Technology, Inc., a California
corporation

By:

Tenant

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE made and entered into this 26 day of September, 2000, by and between 3000 OAKMEAD VILLAGE DRIVE, LTD., as Landlord, and GHz TECHNOLOGY, INC., as Tenant, for the following:

WHEREAS, Landlord and Tenant entered into an Agreement to Lease dated June 17, 1991 and as amended by Amendment to Lease dated July 29, 1993, and Second Amendment to Lease dated July 5, 2000 (“Lease”) for the building complex located at 3000 Oakmead Village Drive, Santa Clara, California (“Complex”).

WHEREAS, Tenant desires that the security deposit be returned by Landlord prior to expiration of the Term,

Landlord and Tenant now desire to amend the terms and conditions of the Lease in the following particulars:

WITNESSETH

Paragraph 3(H) SECURITY DEPOSIT. shall be deleted in its entirety.

Except as set forth in the Amendment to Lease dated July 29, 1992 and the Second Amendment to Lease dated July 5, 2000, all other terms of the Lease shall remain unchanged.

IN WITNESS HERETO the Landlord and Tenant have executed this document on the date first above written.

LANDLORD
3000 Oakmead Village Drive, Ltd.,
a California partnership

By:
Mark T. Gates, Jr.
General Partner

TENANT
GHz Technology, Inc.,
a California corporation

By:
F. W. Schneider
President

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this “Amendment”) dated this 29 day of March, 2002, is by and between 3000 OAKMEAD VILLAGE DRIVE, LTD., as landlord (“Landlord”), and GHZ TECHNOLOGY, INC., as tenant (‘Tenant”).

RECITALS

A.            Landlord and Tenant entered into that certain Lease dated as of June I 7, 1991, as amended by Amendment to Lease dated July 29, 1993, by Second Amendment to Lease dated July 5, 2000, by Third Amendment to Lease dated September 26, 2000 (collectively, the “Lease”), pursuant to which Tenant leased certain premises (the “Premises”) commonly known as APN #216-48-025 located at 3000 Oakmead Village Drive, Santa Clara, Santa Clara, California.

B.            Tenant will assign to GHz Acqujsition, Inc. (“GHz Acquisition”) and GHz Acquisition will assume all of the rights, interests and obligations of Tenant under the Lease by that certain Assignment and Assumption Agreement of even date herewith.

B. Landlord and Tenant now desire to modifY the Lease upon the terms and conditions hereinafter provided.

NOW, THEREFORE, in consideration of the covenants set forth in this Amendment and other valuable consideration, the receipt and adequacy of which is hereby acknowledged. Landlord and Tenant hereby agree to amend the Lease as follows:

AGREEMENT

1.             Guaranty. Advanced Power Technology, Inc. (“Guarantor”) shall guaranty the due, punctual, and full payment of all Base Rent (as defined in the Lease) and Additional Rent (as defined in the Lease) payable by Tenant and GHz Acquisition pursuant to the terms of the Lease. If Guarantor defaults pursuant to the terms of the Guaranty, Tenant shall be deemed to have committed all event of default under the Lease and Landlord shall be entitled to exercise all of the remedies available pursuant to the terms of the Lease and at law or in equity. The Guaranty shall be in the form of Exhibit “A” attached hereto.

2.             Ratification. Except as modified hereby, the Lease is hereby ratified and affirmed by Landlord and Tenant and remains in full force and effect.

3.             Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed one and the same instrument.

4.             Brokers. Landlord and Tenant each represent and warrant to the other that they have had no dealings with any real estate broker; agent or finder in connection with the negotiation or execution of this Amendment. Each party hereto shall indemnify and hold harmless the other party from any claims, including reasonable attorney’s fees, by a broker, agent or finder for any leasing commission which may be claimed as a result of the actions of the indemnifying party.

5.             Defined Terms. Except as expressly set forth herein to the contrary, all defined terms used in the Amendment shall have the same meanings as attributed to such terms in the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed as of the day and year first above written.

“LANDLORD”

3000 OAKMEAD VILLAGE DRlVE, LTD.

By:

Print Name:

Its:

‘TENANT”

GHZ TECHNOLOGY, INC.

By:

Print Name:

Its:

EXHIBIT A

FORM OF GUARANTY

UNCONDITIONAL GUARANTY OF LEASE

THIS GUARANTY (“Guaranty”) is made as of March     , 2002, by ADVANCED POWER TECHNOLOGY, INC., a Delaware corporation Guarantor”), in favor of 3000 OAKMEAD VILLAGE DRIVE, LTD. (“Landlord”).

RECITALS

A. Concurrently herewith, Landlord and GHz Technology, Inc. (‘Tenant”), entered into that certain Lease dated as of .June 17, 1.991., as amended by Amendment to Lease dated July 29, 1993, by Second Amendment to Lease dated July 5, 2000, by Third Amendment to Lease dated September 26, 2000, and by Fourth Amendment to Lease of even date herewith, and as may be further amended nom time to time hereafter. and as assigned by Tenant to GHz Acquisition, Inc. (“GHz Acquisition”) by Assignment and Assumption Agreement (the “Assignment Agreement”) of even date herewith (the “Lease”), concerning that certain premises (“Premises”) commonly known as APN #216-48-025 located at 3000 Oakmead Village Drive, Santa Clara. Santa Clara, California, and as more particularly described in the Lease.

B. Landlord would not consent to the Assignment Agreement if Guarantor did not execute and deliver to Landlord this Guaranty. As an inducement to Landlord to consent to the Assignment Agreement, Guarantor is willing to enter into and perform in accordance with this Guaranty.

NOW THEREFORE, Guarantor unconditionally guaranties and agrees as follows:

1.             Defined Terms.  All terms not specifically defined herein shall have the meaning assigned to such terms in the Lease.

2. Guaranty. Guarantor hereby unconditionally and irrevocably guaranties the due, punctual, and full payment of all Base Rent (as defined in the Lease) and Additional Rent (as defined in the Lease) payable by Tenant and GHz Acquisition. As referred to in the immediately preceding sentence, each and every such rental and other sum payable by Tenant and GHz Acquisition under the Lease are hereby individually and collectively referred to as the “Obligations.” All Obligations shall be payable by Guarantor to Landlord immediately upon demand upon default by Tenant or GHz Acquisition under the Lease. It is the intention of Landlord and Guarantor that the term, Obligations be defined to mean the full amount owed to Landlord and any trustee, including without limitation any interest, default interest, costs, and fees (including without limitation attorneys’ fees and costs) that would have accrued under the Lease but for the commencement of a case under the Bankruptcy Code or any other law governing insolvency, bankruptcy, reorganization, liquidation, or like proceeding. Without limitation, this Guaranty is a guaranty of prompt and punctual payment of the Obligations, whether at stated maturity, by acceleration or otherwise, and is not merely a guaranty of collection.

3.             Rights of Landlord. Guarantor authorizes Landlord at any time in Landlord’s sole discretion, without giving notice to Guarantor or obtaining Guarantor’s consent and without affecting the liability of Guarantor for the Obligations, from time to time to:

(a)           alter, compromise, settle, modify, renew, amend, extend, suspend, waive, discharge the performance of, change the manner or terms or time for payment, enforce or decline to enforce, or release any of the Obligations;

(b)           to take and hold security for the performance of the Obligations and to exchange, enforce, waive, release, and direct the order or manner of sale thereof as Landlord may determine;

(c)           apply payments received by Landlord from Tenant or GHz Acquisition to the Obligations in such order as Landlord shall determine;

(d)           declare all Obligations due and payable upon the occurrence of an event of default under the Lease;

(e)           assign this Guaranty in whole or in part; and

(f)            to release, substitute or add anyone or more guarantors.

4.             Guarantor’s Waivers. Guarantor waives to the fullest extent permitted by applicable law:

(a)           any right to require Landlord to proceed against Tenant and GHz Acquisition or any collateral, or pursue any other remedy in Landlord’s power whatsoever, and Guarantor waives any additional rights arising under California Civil Code section 2845;

(b)           any right to require Landlord to marshall any assets in favor of Guarantor, Tenant, GHz Acquisition or any other guarantor or other person liable for the Obligations or against or in payment of any Obligations.

(c)           any notice of any default by Tenant or GHz Acquisition with respect to any Obligation;

(d)           any notice of acceptance by Landlord of this Guaranty;

(e)           any defense based upon the legal disability of Ten ant or GHz Acquisition. any other guarantor, or any other person, or by reason of the cessation or limitation of the liability of Tenant and GHz Acquisition from any cause (other than full payment of all Obligations);

(f)            any defense based upon any lack of authority of the officers, directors, partners, or agents acting or purporting to act on behalf of Tenant, GHz Acquisition or any principal of Tenant or GHz Acquisition or any defect in the formation of Tenant or GHz Acquisition or any principal of Tenant or GHz Acquisition;

(g)           any defense based on Landlord’s failure at any time to require strict performance by Tenant or GHz Acquisition of any term, condition or covenant of the Lease or by Guarantor of this Guaranty, and Guarantor agrees that such failure shall not waive, alter or diminish any right of Landlord thereafter to demand strict compliance and performance therewith;

(h)           any defense based on a modification or amendment to the Lease agreed to by Landlord and GHz Acquisition which changes the scope of Guarantor’s risks hereunder;

(i)            any defense based on Landlord’s election of any remedy against Guarantor, Tenant, GHz Acquisition or any other guarantor or other person or some or all of them, or any defense based on the order in which Landlord enforces its remedies; and

(j)            any defense based upon Landlord’s failure to disclose to Guarantor any information concerning the financial condition of Ten ant or GHz Acquisition or any other circumstances bearing on the ability of Tenant or GHz Acquisition to pay or perform the Obligations.

5.             Subrogation. Guarantor shall not exercise any rights it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, until (i) the prior payment, in full and in cash, of all Obligations and (ii) termination or expiration of the Lease. Any amount paid to Guarantor by or on behalf of Tenant or GHz Acquisition on account of any payment made by Guarantor hereunder prior to the payment in full of all Obligations and termination or expiration of the Lease shall be held in trust for the benefit of Landlord. So long as any Obligations remain outstanding or the Lease remains in existence, Guarantor shall refrain from taking any action or commencing any proceeding or otherwise, to recover any amounts in respect of payments made to Landlord under this Guaranty.

6.             Subordination. Guarantor does hereby subordinate all existing or future indebtedness of Tenant and GHz Acquisition to Guarantor to the Obligations owed to Landlord under the Lease and this Guaranty.

7.             Independent Liability. The obligations of Guarantor hereunder shall be in addition to, and shall not limit or in any way affect, the obligations of Ten ant and GHz Acquisition under the Lease. This Guaranty may be enforced by Landlord without the necessity at any time of having to proceed against the Tenant and GHz Acquisition or to pursue any other remedy or enforce any other right. Nothing contained herein shall prevent Landlord from exercising any other rights available to it under the Lease or otherwise. The exercise of any of the aforesaid rights shall not constitute a discharge of Guarantor’s obligations hereunder, it being the purpose and intent of Guarantor that Guarantor’s obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither Guarantor’s obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release, or limitation of the liability of Ten ant or GHz Acquisition or by reason of the bankruptcy or insolvency of Ten ant Or GHz Acquisition.

8.             Guarantor’s Acknowledgment. Guarantor acknowledges that Landlord would not consent to the Assignment Agreement but for this Guaranty and that this Guaranty is a material inducement to Landlord consent to the Assignment Agreement.

9.             Term. This Guaranty is irrevocable by Guarantor. It is a continuing guaranty and shall terminate only upon the full satisfaction of the Obligations and termination or expiration of the Lease, as such Lease term may be extended. With respect to any Obligation of Tenant and GHz Acquisition that survives expiration or termination of the term of the Lease, as may be extended, Guarantor’s liability hereunder as to such Obligation likewise shall survive and continue co-extensively. If, notwithstanding the foregoing, Guarantor shall have any nonwaivable right under applicable law or otherwise to terminate or revoke this Guaranty, Guarantor agrees that such termination or revocation shall not be effective until written notice of such termination or revocation is received by Landlord. Such notice shall not affect the right and power of Landlord to enforce rights arising prior to receipt thereof.

10.           Bankruptcy of Tenant and GHz Acquisition. In any bankruptcy or other proceeding in which the filing of claims is required by law, Guarantor shall file all claims which Guarantor may have against Tenant or GHz Acquisition relating to any indebtedness of Tenant or GHz Acquisition to Guarantor and shall assign to Landlord all rights of Guarantor thereunder. If Guarantor does not file any such claim, Landlord, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of the Guarantor, or, in Landlord’s discretion, to assign the claim to a nominee and to cause a proof of claim to be filed in the name of such nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Landlord or its nominee shall have the right, in its reasonable discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the person(s) authorized to pay such claim shall pay to Landlord the amount payable on such claim, and, to the full extent necessary for that purpose, Guarantor hereby assigns to Landlord all of Guarantor’s rights to any such payments or distributions; provided however, that Guarantor’s obligations hereunder shall not be satisfied except to the extent that Landlord receives cash by reason of such payment or distribution. If Landlord receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty. Further. notwithstanding any termination of the Guaranty or Guarantor’s obligations hereunder, the liability of Guarantor hereunder shall be reinstated and revived, and the rights of Landlord shall continue, with respect to any amount at any time paid by Tenant or GHz Acquisition on account of the Lease which Landlord shall be required to restore or return upon the bankruptcy, insolvency, or reorganization of Tenant or GHz Acquisition, all as though such amount had not been paid.

11.           Costs and Expenses: Attorney’s Fees. Guarantor agrees to pay Landlord’s reasonable out-of-pocket costs and expenses, including but not limited to legal fees and disbursements, incurred in any effort to collect or enforce any of the Obligations or this Guaranty. Without limiting the provisions of the preceding sentence, in the event of any action or proceeding at law or equity arising nom or based upon this Guaranty, the prevailing party shall be entitled to recover nom the other reasonable attorney’s fees and costs. If Landlord, without fault on Landlord’s part, be made a party to any litigation or proceeding instituted by or against Guarantor, Guarantor shall pay to Landlord all costs and expenses incurred by Landlord, including attorney’s fees and costs.

12.           Notices. Unless otherwise provided herein, all notices or demands by any party relating to this Guaranty shall be in writing, and shall be sufficiently served by personal delivery, or by delivery by nationally recognized overnight courier which maintains records of delivery (such as Federal Express), or by depositing the same in the United States Mail, Certified and Return Receipt Requested, postage prepaid, and addressed to the addresses set forth below:

To Landlord at:	3000 Oakmead Village Drive, Ltd.
700 Emerson Street
Palo Alto, California 94301
Attn: Mark Gates

To Guarantor at:	Advanced Power Technology, Inc.
405 S. W. Columbia Street
Bend, Oregon 97702
Attn: Patrick Sireta

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

13.           Assignment: Binding Effect. Guarantor may not assign this Guaranty without the prior written consent of Landlord, in Landlord’s absolute discretion. Landlord may assign this Guaranty only in conjunction with its assignment of the Lease; any such assignment shall not require the consent of Guarantor, Tenant or GHz Acquisition. This Guaranty shall be binding upon Guarantor, their successors, heirs, administrators, executors, legal representatives, and permitted assigns, and shall inure to the benefit of Landlord and its successors, transferees and assigns. Each person or entity comprising the Guarantor shall be jointly and severally liable under this Guaranty.

14.           Death of Guarantor. In the event of the death of any Guarantor, the obligation of the estate of the deceased Guarantor with respect to the Obligations shall continue in full force and effect.

15.           Remedies. No failure on the part of Landlord to exercise, no delay in exercising and no course of dealing with respect to any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof Or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or equity.

16.           Guarantor’s Default. Landlord may declare the Guarantor in default under this Guaranty if the Guarantor fails to perform any obligation under this Guaranty, becomes insolvent, or becomes the subject of any bankruptcy, insolvency, arrangement, reorganization, or other debtor-relief proceeding under any federal or state law, whether now existing or hereafter enacted.

17.           Miscellaneous. The invalidity or unenforceability in whole or in part of anyone or more provisions of this Guaranty shall not affect the balance of such provision or any other provisions. This Guaranty shall be governed by California law without regard to its conflicts of laws principles, and may be amended only by a written instrument executed by Guarantor and Landlord. This Guaranty contains the entire agreement of Guarantor with Landlord covering the subject matter hereof, and no representation, condition, understanding or promise shall be enforceable with respect to this Guaranty unless it is expressly contained herein.

WE, THE UNDERSIGNED AS “GUARANTOR,” ACKNOWLEDGE THAT WE WERE AFFORDED THE OPPORTUNITY TO READ THIS DOCUMENT CAREFULLY AND REVIEW IT WITH AN ATTORNEY OF OUR CHOICE BEFORE SIGNING BELOW, AND THAT WE UNDERSTOOD THE MEANING AND EFFECT OF THIS DOCUMENT BEFORE SIGNING BELOW.

IN WITNESS WHEREOF, this Guaranty has been duly executed by the undersigned as of the date first written above.

GUARANTOR:

ADVANCED POWER TECHNOLOGY, INC.

By:

Print Name:

Its:

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (this “Amendment’”) dated as of this 1st day of March, 2003 (the “Effective Date”), is by and between 3000 OAKMEAD VILLAGE DRIVE. LTD., as landlord (“Landlord”), and ADVANCED POWER TECHNOLOGY RF, INC., as tenant (“Tenant”).

RECITALS

A.            Landlord and Tenant’s predecessor-in-interest, GHz Technology, Inc., entered into that certain Lease dated as of June 17, 1991, as amended by Amendment to Lease dated July 29, 1993, by Second Amendment to Lease dated July 5, 2000, by Third Amendment to Lease dated September 26, 2000 and by Fourth Amendment to Lease dated March 29, 2002 (collectively, the “Lease”), pursuant to which GHz Technology, Inc. leased certain premises (the “Premises”) commonly known as APN #216-48-025 located at 3000 Oakmead Village Drive, Santa Clara, California.

B.            GHz Technology, Inc. assigned all of its rights, interest and obligations under the Lease to Tenant (which was formerly known as GHz Acquisition, Inc.) by that certain Assignment and Assumption Agreement dated March 29, 2002 which Landlord consented to in that certain Consent to Assignment and Assumption Agreement dated March 29, 2002.

C.            By that certain Unconditional Guaranty of Lease dated March 29, 2002 (the “Guaranty”), Advanced Power Technology, Inc. guaranteed the due, punctual, and full payment of all Base Rent and Additional Rent payable by Tenant pursuant to the terms of the Lease.

D.            Landlord and Tenant now desire to modify the Lease upon the terms and conditions hereinafter provided.

NOW, THEREFORE, in consideration of the covenants set forth in this Amendment and other valuable consideration, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

AGREEMENT

1.             Term.  The expiration of the initial term of the Lease is hereby extended from July 31, 2006 until February 28, 2011.

2.             Option to Renew. Tenant shall have the option to extend the Lease for one (1) additional period of five (5) years beyond the end of the initial term on the same terms, conditions, covenants and conditions as are provided in Paragraph 44 of the Lease, as amended by Paragraph 3 of the Second Amendment to Lease, except that the initial Base Rent during the Option Period (as defined in the Lease) shall be one hundred (100%) percent of the then fair market rental value of the Premises (as provided in Subparagraph (B)(iii) of the Paragraph 44 of the Lease) and then adjusted annually thereafter in accordance with Subparagraph C of Paragraph 44 of the Lease.

3.             Base Rent. The following shall be deleted from Subparagraph (B) of Paragraph 3 of the Lease, as amended by Paragraph 2 of the Second Amendment to Lease,

Year 12 - $63,927.00 per month

Year 13 - $66,488.00 “           “

Year 14 - $69,147.00 “           “

Year 15 - $71,905.00 “           “

and replaced with the following:

“8/1/02 - 2/28/03	$63,927.00 per month
3/1/03 - 2/28/04	$41,774.45 per month
3/1104 - 2/28/05	$42,448.19 per month
3/1/05 - 2/28/06	$43,142.15 per month
3/1/06 - 2/28/07	$43,856.92 per month
3/1/07 - 2/28/08	$44,593.13 per month
3/1/08 - 2/28/09	$45,351.43 per month
3/1/09 - 2/28/10	$46,132.48 per month
3/1/10 - 2/28/11	$46,936.96 per month.”

4.             Condition Precedent. The effectiveness of this Amendment shall be strictly conditioned upon Advanced Power Technology, Inc. reaffirming the terms of the Guaranty in the form attached hereto as Exhibit “A”. If Advanced Power Technology, lnc. fails to reaffirm the terms of the Guaranty on or before March 31, 2003, then this Amendment shall be null and void.

5.             Ratification. Except as modified hereby, the Lease is hereby ratified and affirmed by Landlord and Tenant and remains in full force and effect.

6.             Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed one and the same instrument.

7.             Brokers. Landlord and Tenant each represent and warrant to the other that they have had no dealings with any real estate broker, agent or finder in connection with the negotiation or execution of this Amendment. Each party hereto shall indemnify and hold harmless the other party from any claims, inc]uc1ing reasonable attorney’s fees, by a broker, agent or finder for any leasing commission which may be claimed as a result of the actions of the indemnifying party.

8.             Defined Terms. Except as expressly set forth herein to the contrary, all defined terms used in the Amendment shall have the same meanings as attributed to such terms in the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed as of the day and year first above written.

“LANDLORD”

3000 OAKMEAD VILLAGE DRIVE, LTD.

By:

Print Name:

Its:

“TENANT”

ADVANCED POWER TECHNOLOGY
RF, INC., formerly known as GHz Acquisition, Inc.

By:
Patrick Sireta
President & Chief Executive Officer

By:
Charles C. Leader
Vice President

EXHIBIT A

REAFFIRMATION OF UNCONDITIONAL GUARANTY OF LEASE

The undersigned (“Guarantor”) hereby consents to the terms, conditions and provisions of the Fifth Amendment to Lease dated as of March 1, 2003 between 3000 Oakmead Village Drive, Ltd., as landlord, and Advanced Power Technology RF, Inc., formerly known as GHz Acquisition, Inc., as tenant. Guarantor hereby ratifies and reaffirms the full force and effectiveness of the Unconditional Guaranty of Lease dated March 29, 2002 (the “Guaranty”) in connection with the Lease dated June 17, 1991, as amended, as well as an acknowledgment that the obligations under the Guaranty are separate and distinct from those of Advanced Power Technology RF, Inc.

Dated this 1st day of March, 2003.

ADVANCED POWER TECHNOLOGY, INC.

By:

Print Name:

Its: